October 2023

Pricing Supplement filed pursuant to Rule 424(b)(2) dated October 18, 2023 / Registration Statement No. 333-269296
STRUCTURED INVESTMENTS

Opportunities in U.S. and International Equities

GS Finance Corp.

$3,620,000 Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026

Principal at Risk Securities

The Buffered Performance Leveraged Upside SecuritiesSM (Buffered PLUS) do not bear interest and are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your Buffered PLUS at stated maturity (April 23, 2026) is based on the performance of a weighted basket composed of the S&P 500® Index (50.00% weighting), the EURO STOXX 50® Index (25.00% weighting), the MSCI Emerging Markets Index (10.00% weighting), the Russell 2000® Index (7.50% weighting) and TOPIX (7.50% weighting) as measured from the pricing date (October 18, 2023) to and including the valuation date (April 20, 2026).

The initial basket value is 100, and the final basket value (the basket closing value on the valuation date) will equal the sum of the products, as calculated separately for each index, of: (i) the final index value multiplied by (ii) the applicable multiplier. The multiplier will equal, for each index, the quotient of (i) the weighting of such index multiplied by 100 divided by (ii) the initial index value (4,314.60 with respect to the S&P 500® Index, 4,105.86 with respect to the EURO STOXX 50® Index, 943.12 with respect to the MSCI Emerging Markets Index, 1,728.809 with respect to the Russell 2000® Index and 2,295.34 with respect to TOPIX).

At maturity, if the final basket value is greater than the initial basket value of 100, the return on your Buffered PLUS will be positive and equal to the product of the leverage factor of 300% multiplied by the basket percent increase (the percentage increase in the final basket value from the initial basket value), subject to the maximum payment at maturity of $1,340.00 per Buffered PLUS. If the final basket value is equal to or less than the initial basket value but has not decreased by more than the buffer amount of 10.00% of the initial basket value, you will receive the principal amount of your Buffered PLUS. However, if the final basket value has decreased from the initial basket value by more than the buffer amount, you will lose 1% for every 1% decline beyond the buffer amount, subject to the minimum payment at maturity of 10.00% of the stated principal amount. Declines in one or more indices may offset increases in the other indices. Due to the unequal weighting of each index, the performances of the indices with greater weights will have a significantly larger impact on the return on your Buffered PLUS than the performances of the indices with lesser weights.

At maturity, for each $1,000 principal amount of your Buffered PLUS, you will receive an amount in cash equal to:

•
if the final basket value is greater than the initial basket value, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) 3.00 times (c) the basket percent increase, subject to the maximum payment at maturity of $1,340.00;
•
if the final basket value is equal to or less than the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 10.00%, $1,000; or
•
if the final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount of 10.00%, $100.00 plus the product of (i) $1,000 times (ii) the quotient of (a) the final basket value divided by (b) the initial basket value.

The Buffered PLUS are for investors who seek the potential to earn 300% of any positive return of the basket, subject to the maximum payment at maturity, are willing to forgo interest payments and are willing to risk losing up to 90.00% of their investment if the final basket value has declined from the initial basket value by more than the buffer amount.

The estimated value of your Buffered PLUS at the time the terms of your Buffered PLUS are set on the pricing date is equal to approximately $973 per $1,000 principal amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC would initially buy or sell your Buffered PLUS, if it makes a market in the Buffered PLUS, see the following page.

Your investment in the Buffered PLUS involves certain risks, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-16. You should read the disclosure herein to better understand the terms and risks of your investment.

Original issue date:	October 23, 2023	Original issue price:	100.00% of the principal amount
Underwriting discount:	1.00% ($36,200 in total)*	Net proceeds to the issuer:	99.00% ($3,583,800 in total)

* Morgan Stanley Wealth Management, acting as dealer for the offering, will receive a selling concession of $10.00 for each Buffered PLUS it sells. It has informed us that it intends to internally allocate $2.50 of the selling concession for each Buffered PLUS as a structuring fee.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Buffered PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

Pricing Supplement No. 11,846 dated October 18, 2023

The issue price, underwriting discount and net proceeds listed above relate to the Buffered PLUS we sell initially. We may decide to sell additional Buffered PLUS after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in the Buffered PLUS will depend in part on the issue price you pay for such Buffered PLUS.

GS Finance Corp. may use this prospectus in the initial sale of the Buffered PLUS. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a Buffered PLUS after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your Buffered PLUS

The estimated value of your Buffered PLUS at the time the terms of your Buffered PLUS are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $973 per $1,000 principal amount, which is less than the original issue price. The value of your Buffered PLUS at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell Buffered PLUS (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your Buffered PLUS at the time of pricing, plus an additional amount (initially equal to $27 per $1,000 principal amount).

The price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your Buffered PLUS (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your Buffered PLUS (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero from the time of pricing through January 15, 2025, as described below). On and after January 16, 2025, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your Buffered PLUS (if it makes a market) will equal approximately the then-current estimated value of your Buffered PLUS determined by reference to such pricing models.

With respect to the $27 initial additional amount:

•
$17 will decline to zero on a straight-line basis from the time of pricing through January 15, 2025; and
•
$10 will decline to zero on a straight-line basis from November 18, 2023 through December 1, 2023.

About Your Buffered PLUS

The Buffered PLUS are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:

•
General terms supplement no. 8,999 dated February 13, 2023
•
Underlier supplement no. 37 dated September 14, 2023
•
Prospectus supplement dated February 13, 2023
•
Prospectus dated February 13, 2023

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your Buffered PLUS.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 8,999 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “worst performing”, “pricing date”, “underlying publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 8,999 to “trading day” shall be deemed to refer to “underlying business day”, “index business day” or “ETF business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price”, “closing value”, “index closing value” or “ETF closing price”, as applicable.

Please note that, for purposes of this pricing supplement, references in the underlier supplement no. 37 to “underlier(s)”, “indices”, “trade date” and “underlier sponsor” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “pricing date” and “underlying index publisher”, respectively.

October 2023

October 2023

Registration Statement No. 333-269296
STRUCTURED INVESTMENTS

Opportunities in U.S. and International Equities

GS Finance Corp.

$3,620,000 Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026

Principal at Risk Securities

The Buffered Performance Leveraged Upside SecuritiesSM (Buffered PLUS) do not bear interest and are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your Buffered PLUS at stated maturity (April 23, 2026) is based on the performance of a weighted basket composed of the S&P 500® Index (50.00% weighting), the EURO STOXX 50® Index (25.00% weighting), the MSCI Emerging Markets Index (10.00% weighting), the Russell 2000® Index (7.50% weighting) and TOPIX (7.50% weighting) as measured from the pricing date (October 18, 2023) to and including the valuation date (April 20, 2026).

The initial basket value is 100, and the final basket value (the basket closing value on the valuation date) will equal the sum of the products, as calculated separately for each index, of: (i) the final index value multiplied by (ii) the applicable multiplier. The multiplier will equal, for each index, the quotient of (i) the weighting of such index multiplied by 100 divided by (ii) the initial index value (4,314.60 with respect to the S&P 500® Index, 4,105.86 with respect to the EURO STOXX 50® Index, 943.12 with respect to the MSCI Emerging Markets Index, 1,728.809 with respect to the Russell 2000® Index and 2,295.34 with respect to TOPIX).

At maturity, if the final basket value is greater than the initial basket value of 100, the return on your Buffered PLUS will be positive and equal to the product of the leverage factor of 300% multiplied by the basket percent increase (the percentage increase in the final basket value from the initial basket value), subject to the maximum payment at maturity of $1,340.00 per Buffered PLUS. If the final basket value is equal to or less than the initial basket value but has not decreased by more than the buffer amount of 10.00% of the initial basket value, you will receive the principal amount of your Buffered PLUS. However, if the final basket value has decreased from the initial basket value by more than the buffer amount, you will lose 1% for every 1% decline beyond the buffer amount, subject to the minimum payment at maturity of 10.00% of the stated principal amount. Declines in one or more indices may offset increases in the other indices. Due to the unequal weighting of each index, the performances of the indices with greater weights will have a significantly larger impact on the return on your Buffered PLUS than the performances of the indices with lesser weights.

At maturity, for each $1,000 principal amount of your Buffered PLUS, you will receive an amount in cash equal to:

•
if the final basket value is greater than the initial basket value, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) 3.00 times (c) the basket percent increase, subject to the maximum payment at maturity of $1,340.00;
•
if the final basket value is equal to or less than the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 10.00%, $1,000; or
•
if the final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount of 10.00%, $100.00 plus the product of (i) $1,000 times (ii) the quotient of (a) the final basket value divided by (b) the initial basket value.

The Buffered PLUS are for investors who seek the potential to earn 300% of any positive return of the basket, subject to the maximum payment at maturity, are willing to forgo interest payments and are willing to risk losing up to 90.00% of their investment if the final basket value has declined from the initial basket value by more than the buffer amount.

FINAL TERMS
Issuer / Guarantor:	GS Finance Corp. / The Goldman Sachs Group, Inc.
Aggregate principal amount:	$3,620,000
Basket:

as described more fully below, a weighted basket composed of the S&P 500® Index (Bloomberg symbol, “SPX Index”), the EURO STOXX 50® Index (Bloomberg symbol, “SX5E Index”), the MSCI Emerging Markets Index (Bloomberg symbol, “MXEF Index”), the Russell 2000® Index (Bloomberg symbol, “RTY Index”) and TOPIX (Bloomberg symbol, “TPX Index”)

Pricing date:	October 18, 2023
Original issue date:	October 23, 2023
Valuation date:	April 20, 2026, subject to postponement
Stated maturity date:	April 23, 2026, subject to postponement
Stated principal amount/Original issue price:	$1,000 per Buffered PLUS / 100% of the principal amount
Estimated value:	Approximately $973 per Buffered PLUS.

October 2023

Basket:	Basket component	Basket component weighting	Initial basket component value	Approximate multiplier
	S&P 500® Index	50.00%	4,314.60	0.011588560
	EURO STOXX 50® Index	25.00%	4,105.86	0.006088858
	MSCI Emerging Markets Index	10.00%	943.12	0.010603105
	Russell 2000® Index	7.50%	1,728.809	0.004338247
	TOPIX	7.50%	2,295.34	0.003267490

We refer to each of the S&P 500® Index, the EURO STOXX 50® Index, the MSCI Emerging Markets Index, the Russell 2000® Index and TOPIX singularly as an underlying index and together as the underlying indices.

The initial basket component value of each underlying index is the index closing value of such underlying index on the pricing date.

Payment at maturity:

If the final basket value is greater than the initial basket value,

$1,000 + the leveraged upside payment, subject to the maximum payment at maturity.

In no event will the payment at maturity exceed the maximum payment at maturity.

If the final basket value is equal to or less than the initial basket value, but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 10.00%, $1,000

If the final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount of 10.00%, (i) the product of $1,000 × the basket performance factor plus (ii) $100.00

This amount will be less than the stated principal amount of $1,000. The Buffered PLUS will not pay less than $100.00 per Buffered PLUS at maturity.

Leveraged upside payment:	$1,000 × leverage factor × basket percent increase
Leverage factor:	300%
Maximum payment at maturity:	$1,340.00 per Buffered PLUS (134.00% of the stated principal amount)
Minimum payment at maturity:	$100.00 per Buffered PLUS (10.00% of the stated principal amount)
Buffer amount:	10.00%
Basket percent increase:	(final basket value - initial basket value) / initial basket value
Initial basket value:	100
Final basket value:	The basket closing value on the valuation date
Basket closing value:	The basket closing value on any day is the sum of the products of the basket component closing value of each underlying index times the applicable multiplier for such underlying index on such date.
Basket component closing value:	In the case of each underlying index, the index closing value of such underlying index.
Multiplier:

Each multiplier was set on the pricing date based on the applicable underlying index’s respective initial basket component value so that each underlying index represents its applicable basket component weighting in the predetermined initial basket value. Each multiplier will remain constant for the term of the Buffered PLUS and will equal, for each underlying index, (i) the product of the applicable basket component weighting times 100 divided by (ii) the applicable initial basket component value. See “Basket — Approximate Multiplier” above.

Basket performance factor:	final basket value / initial basket value
CUSIP / ISIN:	40057WQS9 / US40057WQS97
Listing:	The Buffered PLUS will not be listed on any securities exchange
Underwriter:	Goldman Sachs & Co. LLC

October 2023

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

We refer to the Buffered PLUS we are offering by this pricing supplement as the “offered Buffered PLUS” or the “Buffered PLUS”. Each of the offered Buffered PLUS has the terms described under “Final Terms” and “Additional Provisions” in this pricing supplement. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated February 13, 2023, references to the “accompanying prospectus supplement” mean the accompanying prospectus supplement, dated February 13, 2023, for Medium-Term Notes, Series F, references to the “accompanying underlier supplement no. 37” mean the accompanying underlier supplement no. 37 dated September 14, 2023 and references to the “accompanying general terms supplement no. 8,999” mean the accompanying general terms supplement no. 8,999, dated February 13, 2023, in each case of GS Finance Corp. and The Goldman Sachs Group, Inc. The Buffered PLUS will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

Investment Summary

Buffered Performance Leveraged Upside Securities

The Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026 (the “Buffered PLUS”) can be used:

•
As an alternative to direct exposure to the basket that enhances returns for a limited range of positive performance of the basket, subject to the maximum payment at maturity.
•
To potentially outperform the basket with respect to moderate increases in the basket from the initial basket value to the final basket value
•
To provide a buffer against a 10.00% negative performance of the basket from the initial basket value to the final basket value

However, you will not receive dividends on the stocks comprising the underlying indices (the “underlying index stocks”) or any interest payments on your Buffered PLUS.

If the final basket value is less than the initial basket value by more than the buffer amount, the Buffered PLUS are exposed on a 1:1 basis to the negative performance of the basket beyond the buffer amount, subject to the minimum payment at maturity of $100.00 per Buffered PLUS.

Maturity:	Approximately 2.5 years
Payment at maturity:
•
If the final basket value is greater than the initial basket value, $1,000 + the leveraged upside payment, subject to the maximum payment at maturity. In no event will the payment at maturity exceed the maximum payment at maturity.
•
If the final basket value is equal to or less than the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 10.00%, $1,000.
•
If the final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount of 10.00%, (i) the product of $1,000 × the basket performance factor plus (ii) $100.00. This amount will be less than the stated principal amount of $1,000. The Buffered PLUS will not pay less than $100.00 per Buffered PLUS at maturity.

Leverage factor:	300% (applicable only if the final basket value is greater than the initial basket value)
Basket percent increase:	(final basket value – initial basket value) / initial basket value

October 2023

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Leveraged upside payment:	$1,000 × leverage factor × basket percent increase
Basket performance factor:	final basket value / initial basket value
Buffer amount:	10.00%
Maximum payment at maturity:	$1,340.00 per Buffered PLUS (134.00% of the stated principal amount)
Minimum payment at maturity:	$100.00 per Buffered PLUS (10.00% of the stated principal amount)
Basket component weightings:	50.00% for the S&P 500® Index, 25.00% for the EURO STOXX 50® Index, 10.00% for the MSCI Emerging Markets Index, 7.50% for the Russell 2000® Index and 7.50% for TOPIX
Interest:	None
Redemption:	None. The Buffered PLUS will not be subject to redemption right or price dependent redemption right.

Key Investment Rationale

The Buffered PLUS offer leveraged exposure to a limited range of positive performance of the basket. In exchange for enhanced performance of 300.00% of the appreciation of the basket, investors forgo performance above the maximum payment at maturity of $1,340.00 per Buffered PLUS. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus the leveraged upside payment, subject to the maximum payment at maturity of $1,340.00 per Buffered PLUS. If the basket has not appreciated in value or has depreciated in value, but the final basket value has not declined from the initial basket value by more than the buffer amount of 10.00%, investors will receive the stated principal amount of their investment. However, if the basket has depreciated in value by more than the buffer amount of 10.00%, investors will lose 1.00% for every 1.00% decline in the basket value beyond the buffer amount from the pricing date to the valuation date of the Buffered PLUS, subject to the minimum payment at maturity. Under these circumstances, the payment at maturity will be less than the stated principal amount. Investors will not receive dividends on the underlying index stocks or any interest payments on the Buffered PLUS and investors may lose up to 90.00% of their initial investment in the Buffered PLUS. All payments on the Buffered PLUS are subject to the credit risk of GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor.

Leveraged Performance Up to a Cap

The Buffered PLUS offer investors an opportunity to capture enhanced returns relative to a direct investment in the basket, within a limited range of positive performance. However, investors will not receive dividends on the underlying index stocks or any interest payments on the Buffered PLUS.

Upside Scenario

The basket increases in value. In this case, you receive a full return of principal as well as 300% of the increase in the value of the basket, subject to the maximum payment at maturity of $1,340.00 per Buffered PLUS (134.00% of the stated principal amount). For example, if the final basket value is 2.00% greater than the initial basket value, the Buffered PLUS will provide a total return of 6.00% at maturity.

Par Scenario

The final basket value is equal to the initial basket value or is less than the initial basket value but has not declined by more than the buffer amount of 10.00%. In this case, you receive the stated principal amount of $1,000 at maturity even if the basket has depreciated by up to 10.00%.

Downside Scenario

The basket declines in value by more than the buffer amount of 10.00%. In this case, you receive less than the stated principal amount by an amount proportionate to the decline in the value of the basket from the initial basket value, plus the buffer amount of 10.00%. For example, if the final basket value is 50.00% less than the initial basket value, the Buffered PLUS will provide at maturity a loss of 40.00% of principal. In this case, you receive $600.00 per Buffered PLUS, or 60.00% of the stated principal amount. The minimum payment at maturity on the Buffered PLUS is equal to $100.00 per Buffered PLUS.

October 2023

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

How the Buffered PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Buffered PLUS based on the following terms:

Stated principal amount:	$1,000 per Buffered PLUS
Leverage factor:	300%
Buffer amount:	10.00%
Maximum payment at maturity:	$1,340.00 per Buffered PLUS (134.00% of the stated principal amount)
Minimum payment at maturity:	$100.00 per Buffered PLUS (10.00% of the stated principal amount)
Buffered PLUS Payoff Diagram

Basket Performance
Security Performance
250%
200%
150%
100%
50%
0%
Hypothetical Payment at maturity as % of Stated Principal Amount
134%
Leveraged Performance
Maximum Payment at Maturity as % of Stated principal amount
111.333%
0%
50%
90%100%
150%
200%
250%
Hypothetical Final Basket Value as % of Initial Basket Value

October 2023

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

How it works

▪

Upside Scenario. If the final basket value is greater than the initial basket value, investors will receive the $1,000 stated principal amount plus 300% of the appreciation of the basket from the pricing date to the valuation date of the Buffered PLUS, subject to the maximum payment at maturity. Under the terms of the Buffered PLUS, investors will realize the maximum payment at maturity at a final basket value of approximately 111.333% of the initial basket value.

▪

▪If the basket appreciates 2.00%, investors will receive a 6.00% return, or $1,060.00 per Buffered PLUS.

▪If the basket appreciates 50.00%, investors will receive only the maximum payment at maturity of $1,340.00 per Buffered PLUS, or 134.00% of the stated principal amount.

▪

Par Scenario. If the final basket value is equal to or less than the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 10.00%, investors will receive the stated principal amount of $1,000 per Buffered PLUS.

▪If the basket depreciates 5.00%, investors will receive the $1,000 stated principal amount per Buffered PLUS.

▪

Downside Scenario. If the final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount of 10.00%, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the basket from the initial basket value to the final basket value, plus the buffer amount of 10.00%. The minimum payment at maturity is $100.00 per Buffered PLUS.

▪	If the basket depreciates 50.00%, investors will lose 40.00% of their principal and receive only $600.00 per Buffered PLUS at maturity, or 60.00% of the stated principal amount.



October 2023

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Additional Hypothetical Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate the impact that the various hypothetical basket closing values or hypothetical closing values of the underlying indices on the valuation date could have on the payment at maturity assuming all other variables remain constant.

The examples below are based on a range of final basket values and closing values of the underlying indices that are entirely hypothetical; the basket closing value on any day throughout the life of the Buffered PLUS, including the final basket value on the valuation date, cannot be predicted. The underlying indices have been highly volatile in the past — meaning that the closing values of the underlying indices have changed considerably in relatively short periods — and their performances cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered Buffered PLUS assuming that they are purchased on the original issue date at the stated principal amount and held to the stated maturity date. If you sell your Buffered PLUS in a secondary market prior to the stated maturity date, your return will depend upon the market value of your Buffered PLUS at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the underlying indices and the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. The information in the examples also reflects the key terms and assumptions in the box below.

Key Terms and Assumptions
Stated principal amount	$1,000
Leverage factor	300.00%
Buffer amount	10.00%
Maximum payment at maturity	$1,340.00 per Buffered PLUS

Neither a market disruption event nor a non-index business day occurs on the originally scheduled valuation date

No change in or affecting any of the underlying index stocks or the method by which any of the respective underlying index publishers calculates their underlying index

Buffered PLUS purchased on original issue date at the stated principal amount and held to the stated maturity date

For these reasons, the actual performance of the basket over the life of your Buffered PLUS, as well as the amount payable at maturity, may bear little relation to the hypothetical examples shown below or to the historical underlying index closing values shown elsewhere in this pricing supplement. For information about the historical values of the underlying indices during recent periods, see “The Basket and the Underlying Indices — Historical Index Closing Values of the Underlying Indices and Basket Closing Values” below. Before investing in the offered Buffered PLUS, you should consult publicly available information to determine the values of the underlying indices between the date of this pricing supplement and the date of your purchase of the offered Buffered PLUS.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your Buffered PLUS, tax liabilities could affect the after-tax rate of return on your Buffered PLUS to a comparatively greater extent than the after-tax return on the underlying index stocks.

The values in the left column of the table below represent hypothetical final basket values and are expressed as percentages of the initial basket value. The amounts in the right column represent the hypothetical payments at maturity, based on the corresponding hypothetical final basket value, and are expressed as percentages of the stated principal amount of a Buffered PLUS (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical payment at maturity of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding stated principal amount of the offered Buffered PLUS on the stated maturity date would equal 100.000% of the stated principal amount of a Buffered PLUS, based on the corresponding hypothetical final basket value and the assumptions noted above.

October 2023

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Hypothetical Final Basket Value (as Percentage of Initial Basket Value)	Hypothetical Payment at Maturity (as Percentage of Stated Principal Amount)
200.000%	134.000%
150.000%	134.000%
125.000%	134.000%
111.333%	134.000%
110.000%	130.000%
105.000%	115.000%
102.000%	106.000%
100.000%	100.000%
98.000%	100.000%
95.000%	100.000%
90.000%	100.000%
75.000%	85.000%
50.000%	60.000%
25.000%	35.000%
10.000%	20.000%
0.000%	10.000%

If, for example, the final basket value were determined to be 25.000% of the initial basket value, the payment at maturity that we would deliver on your Buffered PLUS at maturity would be 35.000% of the stated principal amount of your Buffered PLUS, as shown in the table above. As a result, if you purchased your Buffered PLUS on the original issue date at the stated principal amount and held them to the stated maturity date, you would lose 65.000% of your investment (if you purchased your Buffered PLUS at a premium to stated principal amount you would lose a correspondingly higher percentage of your investment). If the final basket value were determined to be zero, you would lose 90.000% of your investment in the Buffered PLUS. In addition, if the final basket value were determined to be 200.000% of the initial basket value, the payment at maturity that we would deliver on your Buffered PLUS at maturity would be limited to the maximum payment at maturity, or 134.000% of each $1,000 principal amount of your Buffered PLUS, as shown in the table above. As a result, if you held your Buffered PLUS to the stated maturity date, you would not benefit from any increase in the final basket value over approximately 111.333% of the initial basket value.

The following examples illustrate the hypothetical payment at maturity for each Buffered PLUS based on hypothetical basket component closing values on the valuation date (which we refer to as the final basket component values) for each of the underlying indices, calculated based on the key terms and assumptions above. The values in Column A represent hypothetical initial basket component values for each underlying index, and the values in Column B represent the hypothetical final basket component values for each of the underlying indices. The percentages in Column C represent hypothetical final basket component values for each underlying index in Column B expressed as percentages of the corresponding hypothetical initial basket component values in Column A. The amounts in Column D represent the applicable multiplier for each underlying index, and the amounts in Column E represent the products of the values in Column B times the corresponding amounts in Column D. The final basket value for each example is shown beneath each example, and will equal the sum of the products shown in Column E. The basket percent increase will equal the quotient of (i) the final basket value for such example minus the initial basket value divided by (ii) the initial basket value, expressed as a percentage. The values below have been rounded for ease of analysis.

October 2023

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Example 1: The final basket value is greater than the initial basket value. The payment at maturity amount equals the maximum payment at maturity.

	Column A	Column B	Column C	Column D	Column E

Underlying Index	Hypothetical Initial Basket Component Value	Hypothetical Final Basket Component Value	Column B / Column A	Hypothetical Multiplier	Column B x Column D
S&P 500® Index (50.00% weighting)	100.00	150.00	150.00%	0.50000	75.00
EURO STOXX 50® Index (25.00% weighting)	100.00	150.00	150.00%	0.25000	37.50
MSCI Emerging Markets Index (10.00% weighting)	100.00	150.00	150.00%	0.10000	15.00
Russell 2000® Index (7.50% weighting)	100.00	150.00	150.00%	0.07500	11.25
TOPIX (7.50% weighting)	100.00	150.00	150.00%	0.07500	11.25
			Final Basket Value:		150.00
				Basket Percent Increase:	50.00%

In this example, the hypothetical final basket component values for all of the underlying indices are greater than the applicable hypothetical initial basket component values, which results in the hypothetical final basket value being greater than the initial basket value of 100.00. Since the hypothetical final basket value was determined to be 150.00, the hypothetical payment at maturity for each $1,000 principal amount of your Buffered PLUS will equal $1,000 + leveraged upside payment, which equals:

$1,000 + ($1,000 × 300.00% × 50.00%) = $2,500.00, which exceeds the maximum payment amount of $1,340.00.

Since this hypothetical payment at maturity exceeds the maximum payment amount, the hypothetical payment at maturity that we would deliver on your Buffered PLUS would be the maximum payment amount of $1,340.00 for each $1,000 face amount of your Buffered PLUS (i.e. 134.00% of each $1,000 principal amount of your Buffered PLUS).

October 2023

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Example 2: The final basket value is greater than the initial basket value.

	Column A	Column B	Column C	Column D	Column E

Underlying Index	Hypothetical Initial Basket Component Value	Hypothetical Final Basket Component Value	Column B / Column A	Hypothetical Multiplier	Column B x Column D
S&P 500® Index (50.00% weighting)	100.00	102.00	102.00%	0.50000	51.00
EURO STOXX 50® Index (25.00% weighting)	100.00	102.00	102.00%	0.25000	25.50
MSCI Emerging Markets Index (10.00% weighting)	100.00	102.00	102.00%	0.10000	10.20
Russell 2000® Index (7.50% weighting)	100.00	102.00	102.00%	0.07500	7.65
TOPIX (7.50% weighting)	100.00	102.00	102.00%	0.07500	7.65
			Final Basket Value:		102.00
				Basket Percent Increase:	2.00%

In this example, the hypothetical final basket component values for all of the underlying indices are greater than the applicable hypothetical initial basket component values, which results in the hypothetical final basket value being greater than the initial basket value of 100.00. Since the hypothetical final basket value was determined to be 102.00, the hypothetical payment at maturity for each $1,000 principal amount of your Buffered PLUS will equal $1,000 + the leveraged upside payment, which equals:

$1,000 + ($1,000 × 300.00% × 2.00%) = $1,060.00.

Example 3: The final basket value is less than the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount. The payment at maturity equals the $1,000 principal amount.

	Column A	Column B	Column C	Column D	Column E

Underlying Index	Hypothetical Initial Basket Component Value	Hypothetical Final Basket Component Value	Column B / Column A	Hypothetical Multiplier	Column B x Column D
S&P 500® Index (50.00% weighting)	100.00	92.00	92.00%	0.50000	46.00
EURO STOXX 50® Index (25.00% weighting)	100.00	92.00	92.00%	0.25000	23.00
MSCI Emerging Markets Index (10.00% weighting)	100.00	92.00	92.00%	0.10000	9.20
Russell 2000® Index (7.50% weighting)	100.00	92.00	92.00%	0.07500	6.90
TOPIX (7.50% weighting)	100.00	92.00	92.00%	0.07500	6.90
			Final Basket Value:		92.00

In this example, the hypothetical final basket component values for all of the underlying indices are less than the applicable initial basket component values, which results in the hypothetical final basket value being less than the initial basket value of 100.00. Since the hypothetical final basket value of 92.00 is less than the initial basket value by an amount less than or equal to the buffer amount, the hypothetical payment at maturity for each $1,000 principal amount of your Buffered PLUS will equal the principal amount of the Buffered PLUS, or $1,000.

October 2023

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Example 4: The final basket value is less than initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount. The cash settlement amount is less than the $1,000 principal amount.

	Column A	Column B	Column C	Column D	Column E

Underlying Index	Hypothetical Initial Basket Component Value	Hypothetical Final Basket Component Value	Column B / Column A	Hypothetical Multiplier	Column B x Column D
S&P 500® Index (50.00% weighting)	100.00	30.00	30.00%	0.50000	15.00
EURO STOXX 50® Index (25.00% weighting)	100.00	100.00	100.00%	0.25000	25.00
MSCI Emerging Markets Index (10.00% weighting)	100.00	100.00	100.00%	0.10000	10.00
Russell 2000® Index (7.50% weighting)	100.00	120.00	120.00%	0.07500	9.00
TOPIX (7.50% weighting)	100.00	120.00	120.00%	0.07500	9.00
			Final Basket Value:		68.00

In this example, the hypothetical final basket component value of the S&P 500® Index is less than its hypothetical initial basket component value, while the hypothetical final basket component values of the EURO STOXX 50® Index and MSCI Emerging Markets Index are equal to their applicable hypothetical initial basket component values and the hypothetical final basket component values of the Russell 2000® Index and TOPIX are greater than their applicable hypothetical initial basket component values.

Because the basket is unequally weighted, increases in the lower weighted basket components will be offset by a decrease in the more heavily weighted basket component. In this example, the large decline in the S&P 500® Index results in the hypothetical final basket value being less than the initial basket value of 100.00 even though the EURO STOXX 50® Index and MSCI Emerging Markets Index remained flat and the Russell 2000® Index and TOPIX increased.

Since the hypothetical final basket value of 68.00 is less than the initial basket value by an amount greater than the buffer amount, the hypothetical payment at maturity for each $1,000 principal amount of your Buffered PLUS will equal $1,000 times the basket performance factor plus $100.00, which equals:

($1,000 x (68.00/100.00)) + $100.00 = $780.00

October 2023

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Example 5: The final basket value is less than initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount. The cash settlement amount is less than the $1,000 principal amount.

	Column A	Column B	Column C	Column D	Column E

Underlying Index	Hypothetical Initial Basket Component Value	Hypothetical Final Basket Component Value	Column B / Column A	Hypothetical Multiplier	Column B x Column D
S&P 500® Index (50.00% weighting)	100.00	60.00	60.00%	0.50000	30.00
EURO STOXX 50® Index (25.00% weighting)	100.00	60.00	60.00%	0.25000	15.00
MSCI Emerging Markets Index (10.00% weighting)	100.00	60.00	60.00%	0.10000	6.00
Russell 2000® Index (7.50% weighting)	100.00	60.00	60.00%	0.07500	4.50
TOPIX (7.50% weighting)	100.00	60.00	60.00%	0.07500	4.50
			Final Basket Value:		60.00

In this example, the hypothetical final basket component values for all of the underlying indices are less than the applicable hypothetical initial basket component values, which results in the hypothetical final basket value being less than the initial basket value of 100.00. Since the hypothetical final basket value of 60.00 is less than the initial basket value by an amount greater than the buffer amount, the hypothetical payment at maturity for each $1,000 principal amount of your Buffered PLUS will equal $1,000 times the basket performance factor plus $100.00, which equals:

($1,000 x (60.00/100.00)) + $100.00= $700.00

The payments at maturity shown above are entirely hypothetical; they are based on market prices for the underlying index stocks that may not be achieved on the valuation date and on assumptions that may prove to be erroneous. The actual market value of your Buffered PLUS on the stated maturity date or at any other time, including any time you may wish to sell your Buffered PLUS, may bear little relation to the hypothetical payments at maturity shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered Buffered PLUS. The hypothetical payments at maturity on Buffered PLUS held to the stated maturity date in the examples above assume you purchased your Buffered PLUS at their stated principal amount and have not been adjusted to reflect the actual issue price you pay for your Buffered PLUS. The return on your investment (whether positive or negative) in your Buffered PLUS will be affected by the amount you pay for your Buffered PLUS. If you purchase your Buffered PLUS for a price other than the stated principal amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Risk Factors — The Market Value of Your Buffered PLUS May Be Influenced By Many Unpredictable Factors” below.

Payments on the Buffered PLUS are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the Buffered PLUS are economically equivalent to a combination of an interest-bearing bond bought by the holder (although the Buffered PLUS do not pay interest) and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the Buffered PLUS or the U.S. federal income tax treatment of the Buffered PLUS, as described elsewhere in this pricing supplement.

October 2023

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

We cannot predict the actual final basket value or what the market value of your Buffered PLUS will be on any particular index business day, nor can we predict the relationship between the index closing values of each underlying index and the market value of your Buffered PLUS at any time prior to the stated maturity date. The actual amount that you will receive at maturity and the rate of return on the offered Buffered PLUS will depend on the actual final basket value determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your Buffered PLUS on the stated maturity date may be very different from the information reflected in the examples above.

October 2023

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Risk Factors

An investment in your Buffered PLUS is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement, under “Additional Risk Factors Specific to the Securities” in the accompanying underlier supplement no. 37 and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement no. 8,999. You should carefully review these risks and considerations as well as the terms of the Buffered PLUS described herein and in the accompanying prospectus, the accompanying prospectus supplement, the accompanying underlier supplement no. 37 and the accompanying general terms supplement no. 8,999. Your Buffered PLUS are a riskier investment than ordinary debt securities. Also, your Buffered PLUS are not equivalent to investing directly in the underlying index stocks, i.e., with respect to an underlying index to which your Buffered PLUS are linked, the stocks comprising such underlying index. You should carefully consider whether the offered Buffered PLUS are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

Your Buffered PLUS Do Not Bear Interest

You will not receive any interest payments on your Buffered PLUS. As a result, even if the payment at maturity payable for your Buffered PLUS on the stated maturity date exceeds the stated principal amount of your Buffered PLUS, the overall return you earn on your Buffered PLUS may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

You May Lose a Substantial Portion of Your Investment in the Buffered PLUS

You can lose a substantial portion of your investment in the Buffered PLUS. The cash payment on your Buffered PLUS on the stated maturity date will be based on the performance of a weighted basket, comprised of the underlying indices, as measured from the initial basket value to the basket closing value on the valuation date. If the final basket value has declined from the initial basket value by more than the buffer amount of 10.00%, you will lose 1.00% of the stated principal amount of your Buffered PLUS for every 1.00% decline in the basket value beyond the buffer amount, subject to the minimum payment at maturity of $100.00. Thus, you may lose a substantial portion of your investment in the Buffered PLUS.

Also, the market price of your Buffered PLUS prior to the stated maturity date may be significantly lower than the purchase price you pay for your Buffered PLUS. Consequently, if you sell your Buffered PLUS before the stated maturity date, you may receive far less than the amount of your investment in the Buffered PLUS.

The Buffered PLUS Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the return on the Buffered PLUS will be based on the performance of the underlying indices, the payment of any amount due on the Buffered PLUS is subject to the credit risk of GS Finance Corp., as issuer of the Buffered PLUS, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the Buffered PLUS. The Buffered PLUS are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the Buffered PLUS, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the Buffered PLUS, to pay all amounts due on the Buffered PLUS, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer— Guarantee by The Goldman Sachs Group, Inc.” on page 67 of the accompanying prospectus.

The Return on Your Buffered PLUS Will Be Limited

Your ability to participate in any change in the value of the basket over the life of your Buffered PLUS will be limited because of the maximum payment at maturity of $1,340.00 per Buffered PLUS (134.00% of the stated principal amount). The maximum payment at maturity will limit the payment at maturity you may receive for each of your Buffered PLUS, no matter how much the value of the basket may rise over the life of your Buffered PLUS. Although the leverage factor provides 300.00% exposure to any increase in the final basket value over the initial basket value, because the payment at maturity will be limited to 134.00% of the stated principal amount per Buffered PLUS, any increase in the final basket value over the initial basket value by more than approximately 11.333% of the initial basket value will not further increase the

October 2023

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

return on the Buffered PLUS. Accordingly, the amount payable for each of your Buffered PLUS may be significantly less than it would have been had you invested directly in the underlying indices.

The Lower Performance of One or More Underlying Indices May Offset an Increase in Any of the Other Underlying Indices

Declines in the value of one or more underlying indices may offset an increase in the value of any of the other underlying indices. As a result, any return on the basket — and thus on your Buffered PLUS — may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your Buffered PLUS at maturity. In addition, because the underlying indices are not equally weighted, increases in the lower weighted underlying indices may be offset by even small decreases in the more heavily weighted underlying index.

The Return on Your Buffered PLUS Will Not Reflect Any Dividends Paid on the Underlying Index Stocks

The underlying index publishers calculate the respective values of the underlying indices by reference to the prices of the applicable underlying index stocks, without taking account of the value of dividends paid on those underlying index stocks. Therefore, the return on your Buffered PLUS will not reflect the return you would realize if you actually owned the underlying index stocks and received the dividends paid on those underlying index stocks. You will not receive any dividends that may be paid on any of the underlying index stocks by the underlying index stock issuer. See “—Investing in the Buffered PLUS is Not Equivalent to Investing in the Underlying Indices; You Have No Shareholder Rights or Rights to Receive Any Underlying Index Stock” below for additional information.

The Estimated Value of Your Buffered PLUS At the Time the Terms of Your Buffered PLUS Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Buffered PLUS

The original issue price for your Buffered PLUS exceeds the estimated value of your Buffered PLUS as of the time the terms of your Buffered PLUS are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Buffered PLUS”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your Buffered PLUS (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your Buffered PLUS as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Buffered PLUS”) will decline to zero over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Buffered PLUS”. Thereafter, if GS&Co. buys or sells your Buffered PLUS it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your Buffered PLUS at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your Buffered PLUS as of the time the terms of your Buffered PLUS are set on the pricing date, as disclosed above under “Estimated Value of Your Buffered PLUS”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the Buffered PLUS. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your Buffered PLUS in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your Buffered PLUS determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Buffered PLUS May Be Influenced By Many Unpredictable Factors” below.

The difference between the estimated value of your Buffered PLUS as of the time the terms of your Buffered PLUS are set on the pricing date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the Buffered PLUS, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your

October 2023

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Buffered PLUS. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your Buffered PLUS.

In addition to the factors discussed above, the value and quoted price of your Buffered PLUS at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the Buffered PLUS, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your Buffered PLUS, including the price you may receive for your Buffered PLUS in any market making transaction. To the extent that GS&Co. makes a market in the Buffered PLUS, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured Buffered PLUS (and subject to the declining excess amount described above).

Furthermore, if you sell your Buffered PLUS, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your Buffered PLUS in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your Buffered PLUS at any price and, in this regard, GS&Co. is not obligated to make a market in the Buffered PLUS. See “— Your Buffered PLUS May Not Have an Active Trading Market” below.

The Amount Payable on Your Buffered PLUS Is Not Linked to the Index Closing Values of the Underlying Indices at Any Time Other than the Valuation Date

The final basket value will be based on the index closing value of each of the underlying indices on the valuation date (subject to adjustment as described elsewhere in this pricing supplement). Therefore, if the index closing values of the underlying indices dropped precipitously on the valuation date, the payment at maturity for your Buffered PLUS may be significantly less than it would have been had the payment at maturity been linked to the index closing values prior to such drop in the values of the underlying indices. Although the actual value of the underlying indices on the stated maturity date or at other times during the life of your Buffered PLUS may be higher than the index closing values of the underlying indices on the valuation date, you will not benefit from the index closing values of the underlying indices at any time other than on the valuation date.

The Market Value of Your Buffered PLUS May Be Influenced By Many Unpredictable Factors

When we refer to the market value of your Buffered PLUS, we mean the value that you could receive for your Buffered PLUS if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your Buffered PLUS, including:

•
the value of the basket and the underlying indices;
•
the volatility – i.e., the frequency and magnitude of changes – in the index closing values of the underlying indices;
•
the dividend rates of the underlying index stocks;
•
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the underlying index stocks, and which may affect the index closing values of the underlying indices;
•
interest rates and yield rates in the market;
•
the time remaining until your Buffered PLUS mature; and
•
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your Buffered PLUS may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in Buffered PLUS with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

October 2023

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

These factors, and many other factors, will influence the price you will receive if you sell your Buffered PLUS before maturity, including the price you may receive for your Buffered PLUS in any market making transaction. If you sell your Buffered PLUS before maturity, you may receive less than the principal amount of your Buffered PLUS or the amount you may receive at maturity.

You cannot predict the future performances of the underlying indices based on their historical performance. The actual performances of the underlying indices over the life of the offered Buffered PLUS or the payment at maturity may bear little or no relation to the historical index closing values of the underlying indices or to the hypothetical examples shown elsewhere in this pricing supplement.

Your Buffered PLUS May Not Have an Active Trading Market

Your Buffered PLUS will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your Buffered PLUS. Even if a secondary market for your Buffered PLUS develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your Buffered PLUS in any secondary market could be substantial.

If the Values of the Underlying Indices Change, the Market Value of Your Buffered PLUS May Not Change in the Same Manner

The price of your Buffered PLUS may move quite differently than the performance of the underlying indices. Changes in the value of one or more of the underlying indices may not result in a comparable change in the market value of your Buffered PLUS. Even if the value of one or more of the underlying indices increases above its initial basket component value during some portion of the life of the Buffered PLUS, the market value of your Buffered PLUS may not reflect this amount. We discuss some of the reasons for this disparity under “— The Market Value of Your Buffered PLUS May Be Influenced By Many Unpredictable Factors” above.

Investing in the Buffered PLUS is Not Equivalent to Investing in the Underlying Indices; You Have No Shareholder Rights or Rights to Receive Any Underlying Index Stock

Investing in your Buffered PLUS is not equivalent to investing in the underlying indices and will not make you a holder of any of the underlying index stocks. Neither you nor any other holder or owner of your Buffered PLUS will have any rights with respect to the underlying index stocks, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the underlying index stocks or any other rights of a holder of the underlying index stocks. Your Buffered PLUS will be paid in cash and you will have no right to receive delivery of any underlying index stocks.

We May Sell an Additional Aggregate Stated Principal Amount of the Buffered PLUS at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate stated principal amount of the Buffered PLUS subsequent to the date of this pricing supplement. The issue price of the Buffered PLUS in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.

If You Purchase Your Buffered PLUS at a Premium to Stated Principal Amount, the Return on Your Investment Will Be Lower Than the Return on Buffered PLUS Purchased at Stated Principal Amount and the Impact of Certain Key Terms of the Buffered PLUS Will be Negatively Affected

The payment at maturity will not be adjusted based on the issue price you pay for the Buffered PLUS. If you purchase Buffered PLUS at a price that differs from the stated principal amount of the Buffered PLUS, then the return on your investment in such Buffered PLUS held to the stated maturity date will differ from, and may be substantially less than, the return on Buffered PLUS purchased at stated principal amount. If you purchase your Buffered PLUS at a premium to stated principal amount and hold them to the stated maturity date the return on your investment in the Buffered PLUS will be lower than it would have been had you purchased the Buffered PLUS at stated principal amount or a discount to stated principal amount.

Risks Related to Conflicts of Interest

Other Investors May Not Have the Same Interests as You

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Other investors in the Buffered PLUS are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders. The interests of other investors may, in some circumstances, be adverse to your interests. Further, other investors in the market may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your Buffered PLUS, the underlying stocks or other similar securities, which may adversely impact the market for or value of your Buffered PLUS.

Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Buffered PLUS and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Buffered PLUS

Goldman Sachs has hedged or expects to hedge our obligations under the Buffered PLUS by purchasing listed or over-the-counter options, futures and/or other instruments linked to the underlying indices and the underlying index stocks. Goldman Sachs also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the underlying indices or the underlying index stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the valuation date for your Buffered PLUS. Alternatively, Goldman Sachs may hedge all or part of our obligations under the Buffered PLUS with unaffiliated distributors of the Buffered PLUS which we expect will undertake similar market activity. Goldman Sachs may also enter into, adjust and unwind hedging transactions relating to other index-linked securities whose returns are linked to changes in the value of the underlying indices or the underlying index stocks, as applicable.

In addition to entering into such transactions itself, or distributors entering into such transactions, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to achieve a variety of objectives, including: permitting other purchasers of the Buffered PLUS or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the Buffered PLUS; hedging the exposure of Goldman Sachs to the Buffered PLUS including any interest in the Buffered PLUS that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the Buffered PLUS.

Any of these hedging or other activities may adversely affect the values of the underlying indices — directly or indirectly by affecting the value of the underlying index stocks — and therefore the market value of your Buffered PLUS and the amount we will pay on your Buffered PLUS, if any, at maturity. In addition, you should expect that these transactions will cause Goldman Sachs or its clients, counterparties or distributors to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the Buffered PLUS. Neither Goldman Sachs nor any distributor will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the Buffered PLUS, and may receive substantial returns on hedging or other activities while the value of your Buffered PLUS declines. In addition, if the distributor from which you purchase Buffered PLUS is to conduct hedging activities in connection with the Buffered PLUS, that distributor may otherwise profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the Buffered PLUS to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the Buffered PLUS to you in addition to the compensation they would receive for the sale of the Buffered PLUS.

Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients, Could Negatively Impact Investors in the Buffered PLUS

Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products for its own account or for the accounts of its

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customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your Buffered PLUS, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the Buffered PLUS.

Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your Buffered PLUS, or similar or linked to the underlying indices or underlying index stocks. Investors in the Buffered PLUS should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the Buffered PLUS for liquidity, research coverage or otherwise.

Additional Risks Related to the Underlying Indices

The Policies of the Underlying Index Publishers and Changes That Affect the Underlying Indices or the Underlying Index Stocks Comprising the Underlying Indices Could Affect the Payment at Maturity and the Market Value of the Buffered PLUS

The policies of the underlying index publishers concerning the calculation of the values of the underlying indices, additions, deletions or substitutions of underlying index stocks comprising the underlying indices and the manner in which changes affecting the underlying index stocks or their issuers, such as stock dividends, reorganizations or mergers, are reflected in the value of the underlying indices, could affect the values of the underlying indices and, therefore, the payment at maturity and the market value of your Buffered PLUS before the stated maturity date. The payment at maturity and the market value of your Buffered PLUS could also be affected if an underlying index publisher changes these policies, for example, by changing the manner in which it calculates such underlying index value or if such underlying index publisher discontinues or suspends calculation or publication of the value of the underlying index, in which case it may become difficult to determine the market value of your Buffered PLUS. If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the index closing values of the underlying indices on any such date — and thus the payment at maturity — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the index value of the underlying indices on any index business day or the valuation date and the payment at maturity more fully under “Supplemental Terms of the Notes— Discontinuance or Modification of an Underlier That is an Index or an Exchange-Traded Fund” and “— Role of Calculation Agent” on page S-28 of the accompanying general terms supplement no. 8,999.

Additional Risks Related to the EURO STOXX 50® Index, the MSCI Emerging Markets Index and TOPIX

An Investment in the Offered Buffered PLUS Is Subject to Risks Associated with Foreign Securities Markets

The value of your Buffered PLUS is linked, in part, to underlying indices that are comprised of stocks from one or more foreign securities markets. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. The United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect

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such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

In addition, the value of your Buffered PLUS is linked in part to the MSCI Emerging Markets Index, which is comprised of stocks traded in the equity markets of emerging market countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. It will also likely be more costly and difficult for the index publisher to enforce the laws or regulations of a foreign country or trading facility, and it is possible that the foreign country or trading facility may not have laws or regulations which adequately protect the rights and interests of investors in the stocks included in the MSCI Emerging Markets Index.

Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Result in Material Changes to the Composition of an Underlying Index with Underlying Index Stocks from One or More Foreign Securities Markets and Could Negatively Affect Your Investment in the Buffered PLUS

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of an underlying index with underlying index stocks from one or more foreign securities markets and could negatively affect your investment in the Buffered PLUS in a variety of ways, depending on the nature of such government regulatory action and the underlying index stocks that are affected. For example, recent executive orders issued by the United States Government prohibit United States persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed securities). If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to underlying index stocks that are currently included in an underlying index or that in the future are included in an underlying index, such underlying index stocks may be removed from an underlying index. If government regulatory action results in the removal of underlying index stocks that have (or historically have had) significant weight in an underlying index, such removal could have a material and negative effect on the value of such underlying index and, therefore, your investment in the Buffered PLUS. Similarly, if underlying index stocks that are subject to those executive orders or subject to other government regulatory action are not removed from an underlying index, the value of the Buffered PLUS could be materially and negatively affected, and transactions in, or holdings of, the Buffered PLUS may become prohibited under United States law. Any failure to remove such underlying index stocks from an underlying index could result in the loss of a significant portion or all of your investment in the Buffered PLUS, including if you attempt to divest the Buffered PLUS at a time when the value of the Buffered PLUS has declined.

Additional Risks Related to the MSCI Emerging Markets Index

Your Investment in the Buffered PLUS Will Be Subject to Foreign Currency Exchange Rate Risk

Because the Buffered PLUS are linked, in part, to an underlying index that is a U.S. dollar denominated index whose underlying index stock prices are converted by the underlying index publisher into U.S. dollars for purposes of calculating the value of the underlying index, investors in the Buffered PLUS will be exposed to currency exchange rate risk with respect to each of the currencies represented in the underlying index which are converted in such manner. An investor’s net exposure will depend on the extent to which the currencies represented in the underlying index strengthen or weaken against the U.S. dollar and the relative weight of each relevant currency represented in the overall underlying index. If, taking into account such weighting, the U.S. dollar strengthens against the component currencies, the value of the underlying index may be adversely affected and the amount payable at maturity of the Buffered PLUS may be reduced.

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Regulators Are Investigating Potential Manipulation of Published Currency Exchange Rates

Regulators from various countries are in the process of investigating the potential manipulation of published currency exchange rates. If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. Any such manipulation could have an adverse impact on any payments on, and the value of, your Buffered PLUS and the trading market for your Buffered PLUS. In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations. Any such changes or reforms could also adversely impact your Buffered PLUS.

Additional Risks Related to the Russell 2000® Index

There are Small-Capitalization Stock Risks Associated with the Russell 2000® Index

The Russell 2000® Index is comprised of stocks of companies that may be considered small capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies and therefore the Russell 2000® Index may be more volatile than an index in which a greater percentage of the constituent stocks are issued by large-capitalization companies.

Risks Related to Tax

The Tax Consequences of an Investment in Your Buffered PLUS Are Uncertain

The tax consequences of an investment in your Buffered PLUS are uncertain, both as to the timing and character of any inclusion in income in respect of your Buffered PLUS.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as your Buffered PLUS that are currently characterized as pre-paid derivative contracts, and any such guidance could adversely affect the tax treatment and the value of your Buffered PLUS. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your Buffered PLUS after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Buffered PLUS. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences – United States Holders – Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the Buffered PLUS for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your Buffered PLUS in your particular circumstances.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Buffered PLUS, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Buffered PLUS to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your Buffered PLUS.

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The Basket and the Underlying Indices

The Basket

The basket is composed of five underlying indices with the following basket component weightings within the basket: the S&P 500® Index (50.00% weighting), the EURO STOXX 50® Index (25.00% weighting), the MSCI Emerging Markets Index (10.00% weighting), the Russell 2000® Index (7.50% weighting) and TOPIX (7.50% weighting).

S&P 500® Index

The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy and is intended to provide a performance benchmark for the large-cap U.S. equity markets. For more details about the S&P 500® Index, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underliers — S&P 500® Index” on page S-113 of the accompanying underlier supplement no. 37.

The S&P 500® Index is a product of S&P Dow Jones Indices LLC, and has been licensed for use by GS Finance Corp. (“Goldman”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC; Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and these trademarks have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Goldman. Goldman’s Buffered PLUS are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates and neither S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates make any representation regarding the advisability of investing in such Buffered PLUS.

EURO STOXX 50® Index

The EURO STOXX 50® Index is a free-float market capitalization-weighted index of 50 European blue-chip stocks. The 50 stocks included in the EURO STOXX 50® Index are allocated to one of the following Eurozone countries based on their country of incorporation, primary listing and largest trading volume: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. For more details about the EURO STOXX 50® Index, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underliers — EURO STOXX 50® Index” on page S-32 of the accompanying underlier supplement no. 37.

The EURO STOXX 50® is the intellectual property of STOXX Limited, Zurich, Switzerland and/or its licensors (“Licensors“), which is used under license. The Buffered PLUS or other financial instruments based on the index are in no way sponsored, endorsed, sold or promoted by STOXX and its Licensors and neither STOXX nor its Licensors shall have any liability with respect thereto.

MSCI Emerging Markets Index

The MSCI Emerging Markets Index is a free-float adjusted market capitalization index intended to provide performance benchmarks for the emerging equity markets in the Americas, Europe, the Middle East, Africa and Asia, which are, as of the close on March 9, 2022, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Kuwait, Malaysia, Mexico, Peru, Philippines, Poland, Qatar, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. The MSCI Emerging Markets Index contains large capitalization and mid-capitalization stocks and its constituent stocks are derived from the constituent stocks in the 24 MSCI standard single country indices for the emerging market countries listed above.

As of the close on March 9, 2022, the underlying index publisher of the MSCI Emerging Markets Index reclassified Russia from emerging markets status to standalone markets status. As a result, at that time, all stocks assigned to Russia were deleted from the MSCI Emerging Markets Index at a price that was effectively zero.

For more details about the MSCI Emerging Markets Index, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underliers — MSCI Indices” on page S-47 of the accompanying underlier supplement no. 37.

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The MSCI indices are the exclusive property of MSCI Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and are licensed for use for certain purposes by GS Finance Corp. and its affiliates. These Buffered PLUS, based on such index, have not been passed on by MSCI as to their legality or suitability, and are not issued, sponsored, endorsed, sold or promoted by MSCI, and MSCI bears no liability with respect to any such Buffered PLUS. No purchaser, seller or holder of the Buffered PLUS, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote the Buffered PLUS without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI. The general terms supplement contains a more detailed description of the limited relationship MSCI has with GS Finance Corp. and any related Buffered PLUS.

Russell 2000® Index

The Russell 2000® Index measures the composite price performance of stocks of 2,000 companies incorporated in the U.S., its territories and certain “benefit-driven incorporation countries.” The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For more details about the Russell 2000® Index, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underliers — Russell 2000® Index” on page S-77 of the accompanying underlier supplement no. 37.

The Russell 2000® Index is a trademark of FTSE Russell (“Russell”) and has been licensed for use by GS Finance Corp. The Buffered PLUS are not sponsored, endorsed, sold or promoted by Russell, and Russell makes no representation regarding the advisability of investing in the Buffered PLUS.

TOPIX

TOPIX is a free-float-adjusted market capitalization weighted index of domestic common stocks listed on the Tokyo Stock Exchange (TSE) covering an extensive portion of the Japanese stock market. On April 4, 2022, JPX Market Innovation & Research, Inc. (JPXI) began revisions to TOPIX in conjunction with the restructuring of the TSE into three new market segments: the Prime Market, Standard Market or Growth market. Revisions to TOPIX will be carried out in stages from October 2022 to January 2025. Prior to April 4, 2022, TOPIX was comprised of all domestic common stocks listed on the First Section of the TSE. For more details about TOPIX, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underliers — TOPIX” on page S-138 of the accompanying underlier supplement no. 37.

TOPIX Value and TOPIX Marks are subject to the proprietary rights owned by JPXI and JPXI owns all rights and know-how relating to TOPIX such as calculation, publication and use of TOPIX Value and relating to TOPIX Marks. JPXI shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of TOPIX Value or to change TOPIX Marks or cease the use thereof. JPXI makes no warranty or representation whatsoever, either as to the results stemmed from the use of TOPIX Value and TOPIX Marks or as to the figure at which TOPIX Value stands on any particular day. JPXI gives no assurance regarding accuracy or completeness of TOPIX Value and data contained therein. Further, JPXI shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of TOPIX Value. No Buffered PLUS are in any way sponsored, endorsed or promoted by JPXI JPXI shall not bear any obligation to give an explanation of the Buffered PLUS or an advice on investments to any purchaser of the Buffered PLUS or to the public. JPXI neither selects specific stocks or groups thereof nor takes into account any needs of the issuing company or any purchaser of the Buffered PLUS, for calculation of TOPIX Value. Including but not limited to the foregoing, JPXI shall not be responsible for any damage resulting from the issue and sale of the Buffered PLUS.

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Historical Index Closing Values of the Underlying Indices and Basket Closing Values

The respective index closing values of the underlying indices have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying indices have recently experienced extreme and unusual volatility. Any historical upward or downward trend in the index closing value of any of the underlying indices during any period shown below is not an indication that the underlying indices are more or less likely to increase or decrease at any time during the life of your Buffered PLUS.

You should not take the historical index closing values of the underlying indices or the historical basket closing values as an indication of the future performance of the underlying indices or the basket, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlying indices, the basket or the underlying index stocks will result in you receiving an amount greater than the outstanding principal amount of your Buffered PLUS on the stated maturity date, or that you will not suffer a loss of some or a substantial portion of your investment in the Buffered PLUS.

Neither we nor any of our affiliates make any representation to you as to the performances of the underlying indices. Before investing in the offered Buffered PLUS, you should consult publicly available information to determine the values of the underlying indices between the date of this pricing supplement and the date of your purchase of the offered Buffered PLUS and, given the recent volatility described above, you should pay particular attention to recent values of the underlying indices. The actual performance of each underlying index over the life of the offered Buffered PLUS, as well as the payment at maturity, if any, may bear little relation to the historical index closing values shown below.

The tables below shows the high, low and period end index closing values of the S&P 500® Index, the EURO STOXX 50® Index, the MSCI Emerging Markets Index, the Russell 2000® Index and TOPIX for each of the four calendar quarters in 2018, 2019, 2020, 2021, 2022 and 2023 (through October 18, 2023). We obtained the index closing values listed in the tables below from Bloomberg Financial Services, without independent verification. Although the official closing values of the MSCI Emerging Markets Index and the Russell 2000® Index are published to six decimal places by their underlying index publisher, Bloomberg Financial Services reports the values of the MSCI Emerging Markets Index and the Russell 2000® Index to fewer decimal places.

Historical Quarterly High, Low and Period End Index Closing Values of the S&P 500® Index

	High	Low	Period End
2018
Quarter ended March 31	2,872.87	2,581.00	2,640.87
Quarter ended June 30	2,786.85	2,581.88	2,718.37
Quarter ended September 30	2,930.75	2,713.22	2,913.98
Quarter ended December 31	2,925.51	2,351.10	2,506.85
2019
Quarter ended March 31	2,854.88	2,447.89	2,834.40
Quarter ended June 30	2,954.18	2,744.45	2,941.76
Quarter ended September 30	3,025.86	2,840.60	2,976.74
Quarter ended December 31	3,240.02	2,887.61	3,230.78
2020
Quarter ended March 31	3,386.15	2,237.40	2,584.59
Quarter ended June 30	3,232.39	2,470.50	3,100.29
Quarter ended September 30	3,580.84	3,115.86	3,363.00
Quarter ended December 31	3,756.07	3,269.96	3,756.07
2021
Quarter ended March 31	3,974.54	3,700.65	3,972.89
Quarter ended June 30	4,297.50	4,019.87	4,297.50
Quarter ended September 30	4,536.95	4,258.49	4,307.54
Quarter ended December 31	4,793.06	4,300.46	4,766.18
2022
Quarter ended March 31	4,796.56	4,170.70	4,530.41

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GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

	High	Low	Period End
Quarter ended June 30	4,582.64	3,666.77	3,785.38
Quarter ended September 30	4,305.20	3,585.62	3,585.62
Quarter ended December 31	4,080.11	3,577.03	3,839.50
2023
Quarter ended March 31	4,179.76	3,808.10	4,109.31
Quarter ended June 30	4,450.38	4,055.99	4,450.38
Quarter ended September 30	4,588.96	4,273.53	4,288.05
Quarter ending December 31 (through October 18, 2023)	4,376.95	4,229.45	4,314.60

Historical Quarterly High, Low and Period End Index Closing Values of the EURO STOXX 50® Index

	High	Low	Period End
2018
Quarter ended March 31	3,672.29	3,278.72	3,361.50
Quarter ended June 30	3,592.18	3,340.35	3,395.60
Quarter ended September 30	3,527.18	3,293.36	3,399.20
Quarter ended December 31	3,414.16	2,937.36	3,001.42
2019
Quarter ended March 31	3,409.00	2,954.66	3,351.71
Quarter ended June 30	3,514.62	3,280.43	3,473.69
Quarter ended September 30	3,571.39	3,282.78	3,569.45
Quarter ended December 31	3,782.27	3,413.31	3,745.15
2020
Quarter ended March 31	3,865.18	2,385.82	2,786.90
Quarter ended June 30	3,384.29	2,662.99	3,234.07
Quarter ended September 30	3,405.35	3,137.06	3,193.61
Quarter ended December 31	3,581.37	2,958.21	3,552.64
2021
Quarter ended March 31	3,926.20	3,481.44	3,919.21
Quarter ended June 30	4,158.14	3,924.80	4,064.30
Quarter ended September 30	4,246.13	3,928.53	4,048.08
Quarter ended December 31	4,401.49	3,996.41	4,298.41
2022
Quarter ended March 31	4,392.15	3,505.29	3,902.52
Quarter ended June 30	3,951.12	3,427.91	3,454.86
Quarter ended September 30	3,805.22	3,279.04	3,318.20
Quarter ended December 31	3,986.83	3,331.53	3,793.62
2023
Quarter ended March 31	4,315.05	3,856.09	4,315.05
Quarter ended June 30	4,408.59	4,218.04	4,399.09
Quarter ended September 30	4,471.31	4,129.18	4,174.66
Quarter ending December 31 (through October 18, 2023)	4,205.23	4,095.59	4,105.86

October 2023

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Quarterly High, Low and Period End Index Closing Values of the MSCI Emerging Markets Index

	High	Low	Period End
2018
Quarter ended March 31	1,273.07	1,142.85	1,170.88
Quarter ended June 30	1,184.13	1,046.71	1,069.52
Quarter ended September 30	1,092.36	1,003.33	1,047.91
Quarter ended December 31	1,046.40	934.80	965.67
2019
Quarter ended March 31	1,070.95	949.57	1,058.13
Quarter ended June 30	1,096.39	984.81	1,054.86
Quarter ended September 30	1,064.63	960.81	1,001.00
Quarter ended December 31	1,118.61	989.20	1,114.66
2020
Quarter ended March 31	1,146.83	758.20	848.58
Quarter ended June 30	1,014.62	827.26	995.10
Quarter ended September 30	1,121.60	1,001.08	1,082.00
Quarter ended December 31	1,291.26	1,081.71	1,291.26
2021
Quarter ended March 31	1,444.93	1,288.42	1,316.43
Quarter ended June 30	1,390.85	1,292.78	1,374.64
Quarter ended September 30	1,368.22	1,220.78	1,253.10
Quarter ended December 31	1,301.13	1,190.08	1,232.01
2022
Quarter ended March 31	1,267.34	1,026.77	1,141.79
Quarter ended June 30	1,161.65	987.82	1,000.67
Quarter ended September 30	1,016.83	873.29	875.79
Quarter ended December 31	984.26	842.76	956.38
2023
Quarter ended March 31	1,052.46	941.35	990.28
Quarter ended June 30	1,030.03	958.53	989.48
Quarter ended September 30	1,046.91	944.08	952.78
Quarter ending December 31 (through October 18, 2023)	962.69	927.86	943.12

Historical Quarterly High, Low and Period End Index Closing Values of the Russell 2000® Index

	High	Low	Period End
2018
Quarter ended March 31	1,610.706	1,463.793	1,529.427
Quarter ended June 30	1,706.985	1,492.531	1,643.069
Quarter ended September 30	1,740.753	1,653.132	1,696.571
Quarter ended December 31	1,672.992	1,266.925	1,348.559
2019
Quarter ended March 31	1,590.062	1,330.831	1,539.739
Quarter ended June 30	1,614.976	1,465.487	1,566.572
Quarter ended September 30	1,585.599	1,456.039	1,523.373
Quarter ended December 31	1,678.010	1,472.598	1,668.469
2020
Quarter ended March 31	1,705.215	991.164	1,153.103
Quarter ended June 30	1,536.895	1,052.053	1,441.365
Quarter ended September 30	1,592.287	1,398.920	1,507.692
Quarter ended December 31	2,007.104	1,531.202	1,974.855
2021

October 2023

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

	High	Low	Period End
Quarter ended March 31	2,360.168	1,945.914	2,220.519
Quarter ended June 30	2,343.758	2,135.139	2,310.549
Quarter ended September 30	2,329.359	2,130.680	2,204.372
Quarter ended December 31	2,442.742	2,139.875	2,245.313
2022
Quarter ended March 31	2,272.557	1,931.288	2,070.125
Quarter ended June 30	2,095.440	1,649.836	1,707.990
Quarter ended September 30	2,021.346	1,655.882	1,664.716
Quarter ended December 31	1,892.839	1,682.403	1,761.246
2023
Quarter ended March 31	2,001.221	1,720.291	1,802.484
Quarter ended June 30	1,896.333	1,718.811	1,888.734
Quarter ended September 30	2,003.177	1,761.609	1,785.102
Quarter ending December 31 (through October 18, 2023)	1,775.946	1,719.711	1,728.809

Historical Quarterly High, Low and Period End Index Closing Values of TOPIX

	High	Low	Period End
2018
Quarter ended March 31	1,911.07	1,664.94	1,716.30
Quarter ended June 30	1,815.25	1,703.80	1,730.89
Quarter ended September 30	1,822.44	1,676.20	1,817.25
Quarter ended December 31	1,824.03	1,415.55	1,494.09
2019
Quarter ended March 31	1,627.59	1,471.16	1,591.64
Quarter ended June 30	1,630.68	1,498.96	1,551.14
Quarter ended September 30	1,623.27	1,478.03	1,587.80
Quarter ended December 31	1,747.20	1,568.87	1,721.36
2020
Quarter ended March 31	1,744.16	1,236.34	1,403.04
Quarter ended June 30	1,630.72	1,325.13	1,558.77
Quarter ended September 30	1,661.93	1,496.06	1,625.49
Quarter ended December 31	1,819.18	1,579.33	1,804.68
2021
Quarter ended March 31	2,012.21	1,791.22	1,954.00
Quarter ended June 30	1,983.54	1,849.04	1,943.57
Quarter ended September 30	2,118.87	1,880.68	2,030.16
Quarter ended December 31	2,055.56	1,926.37	1,992.33
2022
Quarter ended March 31	2,039.27	1,758.89	1,946.40
Quarter ended June 30	1,969.98	1,818.94	1,870.82
Quarter ended September 30	2,006.99	1,835.94	1,835.94
Quarter ended December 31	2,018.80	1,847.58	1,891.71
2023
Quarter ended March 31	2,071.09	1,868.15	2,003.50
Quarter ended June 30	2,300.36	1,961.28	2,288.60
Quarter ended September 30	2,430.30	2,221.48	2,323.39
Quarter ending December 31 (through October 18, 2023)	2,342.49	2,218.89	2,295.34

October 2023

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

The graphs below show the daily historical index closing values of the S&P 500® Index, the EURO STOXX 50® Index, the MSCI Emerging Markets Index, the Russell 2000® Index and TOPIX from January 1, 2018 through October 18, 2023. As a result, the following graphs do not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices. We obtained the index closing values in the graphs below from Bloomberg Financial Services, without independent verification. Although the official closing values of the MSCI Emerging Markets Index and the Russell 2000® Index are published to six decimal places by their underlying index publisher, Bloomberg Financial Services reports the values of the MSCI Emerging Markets Index and the Russell 2000® Index to fewer decimal places.

Historical Performance of the S&P 500® Index

Closing Level
0
1000
2000
3000
4000
5000
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023

October 2023

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Performance of the EURO STOXX 50® Index

Closing Level
5000
4000
3000
2000
1000
0
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023

Historical Performance of the MSCI Emerging Markets Index

Closing Level
1500
1250
1000
750
500
250
0
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023

October 2023

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Performance of the Russell 2000® Index

2500
2000
1500
1000
500
0
Closing Level
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023

Historical Performance of TOPIX

Closing Level
2500
2000
1500
1000
500
0
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023

October 2023

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Basket Values

The following graph is based on the basket closing value for the period from January 1, 2018 through October 18, 2023 assuming that the basket closing value was 100 on January 1, 2018. We derived the basket closing values based on the method to calculate the basket closing value as described in this pricing supplement and on actual index closing values of the underlying indices on the relevant date. The basket closing value has been normalized such that its hypothetical value on January 1, 2018 was 100. As noted in this pricing supplement, the initial basket value was set at 100 on the pricing date. The basket closing value can increase or decrease due to changes in the values of the underlying indices.

Historical Performance of the Basket

Closing Level
150
125
100
75
50
25
0
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023

October 2023

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Supplemental Discussion of U.S. Federal Income Tax Consequences

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin llp that the characterization of each Buffered PLUS for U.S. federal income tax purposes that will be required under the terms of each Buffered PLUS, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

• a dealer in securities or currencies;

• a trader in securities that elects to use a mark-to-market method of accounting for your Buffered PLUS holdings;

• a bank;

• a life insurance company;

• a regulated investment company;

• an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;

• a tax exempt organization;

• a partnership;

• a person that owns a Buffered PLUS as a hedge or that is hedged against interest rate risks;

• a person that owns a Buffered PLUS as part of a straddle or conversion transaction for tax purposes; or

• a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly discusses how your Buffered PLUS should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your Buffered PLUS is uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the Buffered PLUS, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

October 2023

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

United States Holders

This section applies to you only if you are a United States holder that holds your Buffered PLUS as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of a Buffered PLUS and you are:

• a citizen or resident of the United States;

• a domestic corporation;

• an estate whose income is subject to U.S. federal income tax regardless of its source; or

• a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. You will be obligated pursuant to the terms of your Buffered PLUS — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your Buffered PLUS for all tax purposes as pre-paid derivative contracts in respect of the basket. Except as otherwise stated below, the discussion herein assumes that your Buffered PLUS will be so treated.

Upon the sale, exchange or maturity of your Buffered PLUS, you should recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time and your tax basis in your Buffered PLUS. Your tax basis in the Buffered PLUS will generally be equal to the amount that you paid for the Buffered PLUS. If you hold your Buffered PLUS for more than one year, the gain or loss generally will be long-term capital gain or loss. If you hold your Buffered PLUS for one year or less, the gain or loss generally will be short-term capital gain or loss. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

No statutory, judicial or administrative authority directly discusses how your Buffered PLUS should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the Buffered PLUS is uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your Buffered PLUS in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your Buffered PLUS should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your Buffered PLUS as a single debt instrument subject to special rules governing contingent payment debt instruments. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the Buffered PLUS and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your Buffered PLUS – and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your Buffered PLUS prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange or maturity of your Buffered PLUS would be treated as ordinary interest income. Any loss you recognize at that time would be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your Buffered PLUS, and, thereafter, capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases a Buffered PLUS at a price other than the adjusted issue price as determined for tax purposes.

It is also possible that your Buffered PLUS could be treated in the manner described above, except that any gain or loss that you recognize at maturity would be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your Buffered PLUS for U.S. federal income tax purposes.

October 2023

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

It is possible that the Internal Revenue Service could seek to characterize your Buffered PLUS in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your Buffered PLUS for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the offered Buffered PLUS, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Buffered PLUS will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating each Buffered PLUS for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your Buffered PLUS after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Buffered PLUS.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect a Buffered PLUS issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your Buffered PLUS.

Backup Withholding and Information Reporting

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” with respect to payments on your Buffered PLUS and, notwithstanding that we do not intend to treat the Buffered PLUS as debt for tax purposes, we intend to backup withhold on such payments with respect to your Buffered PLUS unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — United States Holders” in the accompanying prospectus. Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your Buffered PLUS.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of a Buffered PLUS and are, for U.S. federal income tax purposes:

• a nonresident alien individual;

• a foreign corporation; or

• an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a Buffered PLUS.

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and

October 2023

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Information Reporting — Non-United States Holders” with respect to payments on your Buffered PLUS at maturity and, notwithstanding that we do not intend to treat each Buffered PLUS as debt for tax purposes, we intend to backup withhold on such payments with respect to your Buffered PLUS unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your Buffered PLUS should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your Buffered PLUS at maturity to be subject to withholding, even if you comply with certification requirements as to your foreign status.

As discussed above, alternative characterizations of each Buffered PLUS for U.S. federal income tax purposes are possible. Should an alternative characterization of each Buffered PLUS by reason of a change or clarification of the law, by regulation or otherwise, cause payments at maturity with respect to the Buffered PLUS to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective non-United States holders of a Buffered PLUS should consult their tax advisors in this regard.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts you receive upon the sale, exchange or maturity of your Buffered PLUS, could be collected via withholding. If these regulations were to apply to your Buffered PLUS, we may be required to withhold such taxes if any U.S.-source dividends are paid on the stocks included in the basket components during the term of the Buffered PLUS. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the Buffered PLUS in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2025, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your Buffered PLUS, your Buffered PLUS will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your Buffered PLUS for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the Buffered PLUS will generally be subject to the FATCA withholding rules.

October 2023

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Additional Information About the Buffered PLUS

This section is meant as a summary and should be read in conjunction with the section entitled “Supplemental Terms of the Notes” on page S-16 of the accompanying general terms supplement no. 8,999. This pricing supplement supersedes any conflicting provisions of the accompanying general terms supplement no. 8,999.

Please read this information in conjunction with the final terms on the front cover of this pricing supplement.

Additional Provisions:
Underlying index publisher for the S&P 500® Index:	S&P Dow Jones Indices LLC
Underlying index publisher for the EURO STOXX 50® Index:	STOXX Limited
Underlying index publisher for the MSCI Emerging Markets Index:	MSCI, Inc.
Underlying index publisher for the Russell 2000® Index:	FTSE Russell
Underlying index publisher for TOPIX:	JPX Market Innovation & Research, Inc.
Denominations:	$1,000 and integral multiples of $1,000 in excess thereof
Interest:	None
Postponement of stated maturity date:	As described under "Supplemental Terms of the Notes — Stated Maturity Date” on page S-17 of the accompanying general terms supplement no. 8,999
Postponement of valuation date:	As described under “Supplemental Terms of the Notes – Determination Date” on page S-17 of the accompanying general terms supplement no. 8,999
Specified currency:	U.S. dollars (“$”)
Index closing value:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Closing Level” on page S-38 of the accompanying general terms supplement no. 8,999
Business day:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Business Day” on page S-37 of the accompanying general terms supplement no. 8,999
Index business day:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Trading Day” on page S-37 of the accompanying general terms supplement no. 8,999
FDIC:	The Buffered PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank
Trustee:	The Bank of New York Mellon
Calculation agent:	GS&Co.
Use of proceeds and hedging:	As described under “Use of Proceeds” and “Hedging” on page S-43 of the accompanying general terms supplement no. 8,999
ERISA:	As described under “Employee Retirement Income Security Act” on page S-50 of the accompanying general terms supplement no. 8,999

October 2023

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Supplemental plan of distribution; conflicts of interest:

As described under “Supplemental Plan of Distribution” on page S-51 of the accompanying general terms supplement no. 8,999 and “Plan of Distribution — Conflicts of Interest” on page 127 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $20,000.

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate stated principal amount of the offered Buffered PLUS specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the Buffered PLUS to the public at the original issue price set forth on the cover page of this pricing supplement. Morgan Stanley Smith Barney LLC (Morgan Stanley Wealth Management), acting as dealer for the offering, will receive a selling concession of $10.00, or 1.00% of the principal amount, for each Buffered PLUS it sells. Morgan Stanley Wealth Management has informed us that it intends to internally allocate at Morgan Stanley Wealth Management $2.50 of the selling concession, or 0.25% of the principal amount, for each Buffered PLUS as a structuring fee. The costs included in the original issue price of the Buffered PLUS will include a fee paid by GS&Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of Buffered PLUS within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of Buffered PLUS will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell Buffered PLUS in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We will deliver the Buffered PLUS against payment therefor in New York, New York on October 23, 2023. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Buffered PLUS on any date prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the Buffered PLUS. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time.

October 2023

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

About Your Buffered PLUS:

The Buffered PLUS are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:

•
General terms supplement no. 8,999 dated February 13, 2023
•
Underlier supplement no. 37 dated September 14, 2023
•
Prospectus supplement dated February 13, 2023
•
Prospectus dated February 13, 2023

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your Buffered PLUS.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 8,999 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “worst performing”, “pricing date”, “underlying publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 8,999 to “trading day” shall be deemed to refer to “underlying business day”, “index business day” or “ETF business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price”, “closing value”, “index closing value” or “ETF closing price”, as applicable.

Please note that, for purposes of this pricing supplement, references in the underlier supplement no. 37 to “underlier(s)”, “indices”, “trade date” and “underlier sponsor” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “pricing date” and “underlying index publisher”, respectively.

October 2023

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Validity of the Buffered PLUS and Guarantee:

In the opinion of Sidley Austin llp, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the Buffered PLUS offered by this pricing supplement have been executed and issued by GS Finance Corp., such Buffered PLUS have been authenticated by the trustee pursuant to the indenture, and such Buffered PLUS have been delivered against payment as contemplated herein, (a) such Buffered PLUS will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the guarantee with respect to such Buffered PLUS will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee's authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated January 18, 2023, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on January 18, 2023.

October 2023

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this pricing supplement, the accompanying general terms supplement no. 8,999, the accompanying underlier supplement no. 37, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This pricing supplement, the accompanying general terms supplement no. 8,999, the accompanying underlier supplement no. 37, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the Buffered PLUS offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this pricing supplement, the accompanying general terms supplement no. 8,999, the accompanying underlier supplement no. 37, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

$3,620,000

GS Finance Corp.

Buffered PLUS Based on the Value of a Basket of Equity Indices due April 23, 2026

Principal at Risk Securities

Goldman Sachs & Co. LLC

October 2023